UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2014

RESTORGENEX CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 E. Lake Cook Road, Suite 750 Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

(805) 229-1829

 (Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                Changes in Registrant’s Certifying Accountant.

On November 20, 2014, RestorGenex Corporation (the “Company”) engaged Deloitte & Touche LLP (“D&T”) as the Company’s new independent registered public accounting firm after dismissing Goldman Kurland and Mohidin LLP (“GKM”).

(a)                                 Dismissal of Independent Registered Public Accounting Firm

On November 20, 2014, the Company dismissed GKM, as the Company’s independent registered public accounting firm.  The Audit Committee of the Board of Directors of the Company approved GKM’s dismissal on November 20, 2014.

The reports of GKM on the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the following: GKM’s report on the financial statements as of and for the years ended December 31, 2013 and 2012 was modified and contained an explanatory paragraph that highlighted conditions which raised substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2013 and 2012, and during the subsequent interim periods through November 20, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions to Item 304) between the Company and GKM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to GKM’s satisfaction would have caused GKM to make reference to the subject matter of the disagreement(s) in connection with its report.

In addition, during the recent fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period through November 20, 2014, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), other than certain material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s annual reports on Form 10-K/A for the fiscal years ended December 31, 2013 and 2012. As disclosed in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2013, the Company concluded that material weaknesses existed with respect to (1) a lack of segregation of duties and checks and balances; (2) lack of written controls and procedures, particularly with regard to entering into contracts and commitments by the Company; and (3) use of an accounting software package that lacks a rigorous set of software and change controls since while this software is a proven industry standard and is in widespread use, it allows one person to make significant changes without oversight or approval.  As disclosed in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2012, the Company concluded that material weaknesses existed with respect to (1) the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with GKM, and authorized GKM to respond fully to the inquiries of D&T concerning such material weaknesses.

The Company provided GKM with a copy of the above disclosure and requested that GKM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not GKM agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of GKM’s letter, dated November 20, 2014, is filed as Exhibit 16.1 to this current report on Form 8-K.

(b)                                 New Independent Registered Public Accounting Firm

On November 20, 2014, the Company engaged D&T as the Company’s new independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company approved the engagement of D&T on November 20, 2014.

During the fiscal years ended December 31, 2013 and 2012 and during the subsequent interim periods through November 20, 2014, neither the Company nor anyone on its behalf consulted with D&T regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that D&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions to Item 304) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
16.1	Letter dated November 21, 2014 from Goldman Kurland and Mohidin LLP (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2014	RESTORGENEX CORPORAITON

	By:	/s/ Phillip B. Donenberg
	Name:	Phillip B. Donenberg
	Title:	Chief Financial Officer

RESTORGENEX CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

16.1	Letter dated November 21, 2014 from Goldman Kurland and Mohidin LLP	Filed herewith